UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2004

KINTERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50507	74-2947183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9605 Scranton Road, Suite 240 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 795-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

                On November 15, 2004, Kintera, Inc. (the “Company”) entered into a definitive stock purchase agreement with Intuit Inc., a Delaware corporation (“Intuit”), to acquire all of the issued and outstanding capital stock of Intuit’s wholly-owned subsidiary, American Fundware Holding Company, Inc., a Delaware corporation (“AFHC”), in exchange for approximately $11.0 million in cash (the “Acquisition”).

AFHC’s wholly-owned subsidiary, American Fundware, Inc., is a provider of Fundware® accounting software for nonprofit organizations and governments. The closing of the Acquisition is subject to customary closing conditions, including the delivery of certain third party consents.

                On November 15, 2004, the Company issued a press release regarding the Acquisition.  The press release is filed with this report on Form 8-K on Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

                (c)           Exhibits.

                                99.1         Press release of the Company, issued on November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KINTERA, INC.
(Registrant)

November 19, 2004	By:	/s/ James A. Rotherham

James A. Rotherham
Chief Financial Officer